UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

EUROBANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Commonwealth of Puerto Rico	66-0608955

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

270 Muñoz Rivera Avenue San Juan, Puerto Rico	00918

(Address of principal executive offices)	(Zip Code)

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

     Securities Act registration statement file number to which this Form relates: 333-115510

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Page 1 of 4 Pages

ITEM 1. Description of Registrant’s Securities To Be Registered.
ITEM 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

ITEM 1. Description of Registrant’s Securities To Be Registered.

     EuroBancshares, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder set forth under the heading “Description of EuroBancshares Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-115510), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on May 14, 2004, as thereafter amended and supplemented.

ITEM 2. Exhibits.

Exhibit No.	Description
*3.1	Amended and Restated Certificate of Incorporation of EuroBancshares, Inc.
*3.2	Amended and Restated Bylaws of EuroBancshares, Inc.
*4.1	Specimen stock certificate representing EuroBancshares, Inc. Common Stock

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on May 14, 2004.

Page 2 of 4 Pages

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 27, 2004

EUROBANCSHARES, INC.

	By:	/s/ Rafael Arrillaga Torréns, Jr.

Rafael Arrillaga Torréns, Jr.
Chairman of the Board, President and Chief Executive Officer

Page 3 of 4 Pages

EXHIBIT INDEX

Exhibit No.	Description
*3.1	Amended and Restated Certificate of Incorporation of EuroBancshares, Inc.
*3.2	Amended and Restated Bylaws of EuroBancshares, Inc.
*4.1	Specimen stock certificate representing EuroBancshares, Inc. Common Stock

*	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on May 14, 2004.

Page 4 of 4 Pages